EX-99.B

                  SCHEDULE OF TRANSACTIONS BY REPORTING PERSONS


                                    NUMBER OF
                                   SHARES OF
                                  COMMON STOCK
                                 SOLD IN MERGER



        REPORTING PERSON               DATE OF SALE       NUMBER OF    PRICE PER
                                                         SHARES OF       SHARE
                                                        COMMON STOCK
                                                       SOLD IN MERGER
--------------------------------------------------------------------------------
Grand Slam Capital Partners, LLC         5/22/03         1,131,400       $1.87

Kelly Lauren Wong                        5/22/03          45,500         $1.87

Susan Unger Sacks                        5/22/03          28,000         $1.87

Mitchell Sacks, as Custodian for
  Maxwell Sacks UGMA                     5/22/03          15,000         $1.87


Michael Lau Wong, as Trustee for each    5/22/03          27,300         $1.87
of The 1999 Mickey B. Sacks Trust,
the 1995 Mason Bennett Sacks Trust
and the 1995 Maxwell Sacks Trust


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